Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "8X8, INC.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF JULY, A.D. 2022, AT 12:55 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

2676673 8100
SR# 20222965025

Authentication: 203894132
Date: 07-12-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:55 PM 07/12/2022
FILED 12:55 PM 07/12/2022
SR 20222965025 - File Number 2676673

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
8X8, INC.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

8x8, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

FIRST: The name of the Corporation is 8x8, Inc.

SECOND: Article IV of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

> The Corporation is authorized to issue two classes of shares to be designated respectively Common Stock and Preferred Stock. Each share of Common Stock shall have a par value of $0.001 and each share of Preferred Stock shall have a par value of $0.001. The total number of shares of Common Stock this Corporation shall have authority to issue is 300,000,000, and the total number of shares of Preferred Stock the Corporation shall have authority to issue is 5,000,000.

THIRD: This amendment to the Restated Certificate of Incorporation of the Corporation herein certified was duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with Sections 141 and 242 of the General Corporation Law of the State of Delaware.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, 8x8, Inc. has caused this Certificate to be duly executed in its corporate name this 12th day of July, 2022.

8X8, INC.

DocuSigned by:

By: Samuel Wilson

9B7A46CD6B164D6...

Name: Samuel Wilson

Title: Authorized Officer